UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2016

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Bldg. No.2 Yuen Shun Circuit, Yuen Chau Kok Shatin, New Territories, Hong Kong SAR
(Address of principal executive offices)

+ 852-3151-3800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement

On July 6, 2016, we terminated the existing electronic gaming machines (EGM) leasing agreement between us and NagaWorld Limited (“NagaWorld”) effective June 30, 2016 and agreed to sell to a third-party in Cambodia all of our EGMs placed at NagaWorld’s casino for $2.5 million. The purchase price is payable by the purchaser in full in cash on completion of the sale, which is expected to occur on or around July 6, 2016. We had leased EGMs to NagaWorld since January 2009.

On June 30, 2016, our EGM leasing agreement with Leisure World VIP Slot Club (“Leisure World”) in the Philippines expired. On July 4, 2016, we agreed to sell to Leisure World all of our 154 EGMs placed in their venue for $750,000, of which 70% was paid on July 4, 2016 and the remaining 30% is payable on or before August 1, 2016. We had leased EGMs to Leisure World since June 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: July 6, 2016	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer